                             Consent of Independent Registered Public Accounting Firm

The Board of Directors
Frontier Airlines, Inc.:

We  consent  to  the  incorporation  by  reference  in  the  registration  statements  Nos.
333-13333,  333-31389, 333-42746,  and  333-83811  on Forms S-8,  and  registration  statement
No.  333-86256  on Form S-3,  of  Frontier Airlines,  Inc.  of our report  dated May 27,  2004, with  respect to the  balance  sheets of  Frontier  Airlines, Inc. as of March 31, 2004 and 2003,
and the  related  statements  of  operations,  stockholders'  equity and other comprehensive  loss, and cash  flows  for  each of the  years in the  three-year  period  ended  March  31,  2004, which report  appears in the March 31,  2004 annual  report on Form 10-K of  Frontier Airlines, Inc.

Our report refers to a change in accounting for aircraft maintenance checks from the accrual method of accounting to the direct expense method in 2003.

                                                                KPMG LLP

Denver, Colorado
June 10, 2004